Calculation of Filing Fee Tables
S-4
NON INVASIVE MONITORING SYSTEMS INC /FL/
Table 1: Newly Registered and Carry Forward Securities	☐Not Applicable
		Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid in Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to be Paid	1	Equity	Common Stock, par value $0.01 per share	Other	30,208,613	$ 0.0815	$ 2,462,001.96	0.0001381	$ 340.00
Fees to be Paid	2	Equity	Stock Options to purchase Common Stock	Other	5,544,739		$ 0.00	0.0001381	$ 0.00
Fees to be Paid	3	Equity	Common Stock underlying Stock Options	Other	5,544,739	$ 1.91	$ 10,590,451.49	0.0001381	$ 1,462.54
Fees to be Paid	4	Other	Warrants to purchase Common Stock	Other	355,050		$ 0.00	0.0001381	$ 0.00
Fees to be Paid	5	Equity	Common Stock underlying Warrants	Other	355,050	$ 0.57	$ 202,378.50	0.0001381	$ 27.95
Fees Previously Paid
Carry Forward Securities
Carry Forward Securities
			Total Offering Amounts:				$ 13,254,831.95		$ 1,830.49
			Total Fees Previously Paid:						$ 0.00
			Total Fee Offsets:						$ 1,830.49
			Net Fee Due:						$ 0.00
Offering Note
[1]	Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the "Securities Act"), there are also being registered an indeterminable number of additional securities as may be issued resulting from stock splits, stock dividends, anti-dilution provisions or similar transactions. Relates to common stock, $0.01 par value per share, stock options to purchase common stock, and warrants to purchase common stock of Non-Invasive Monitoring Systems, Inc., a Florida corporation ("Non-Invasive Monitoring Systems"), issuable to holders of capital stock, stock options, and warrants of Gravitics, Inc., a Delaware corporation ("Gravitics"), in the proposed merger of Gravitics Merger Sub Inc., a Delaware corporation and a direct, wholly owned subsidiary of Non-Invasive Monitoring Systems, with and into Gravitics, with Gravitics surviving the merger as a wholly owned subsidiary of Non-Invasive Monitoring Systems. The amount of common stock of Non-Invasive Monitoring Systems to be registered represents 30,080,837 shares of common stock of Non-Invasive Monitoring Systems expected to be issued pursuant to the merger, giving effect to the reverse stock split of the common stock of Non-Invasive Monitoring Systems at a ratio of 1-for-150, which became effective on July 30, 2026. Estimated solely for the purpose of calculating the registration fee under Rule 457(f)(2) under the Securities Act. As Gravitics is a private company, there is no market for its securities. Therefore, the proposed maximum aggregate offering price was calculated based on the book value as of March 31, 2026 of the Gravitics securities to be exchanged in the merger, which amount equals $2,851,000. The book value of Gravitics securities as of June 30, 2026 was negative. Pursuant to Rule 457(b), the registration fee previously paid of $393.93 in connection with the initial filing of this Registration Statement on July 2, 2026 has been applied as an offset against the total registration fee due for this pre-effective amendment. The book value of Gravitics securities as of June 30, 2026 was negative. Accordingly, the proposed maximum aggregate offering price for the shares of common stock is based on a book value of $0 pursuant to Rule 457(f)(2) under the Securities Act.

[2]	Pursuant to Rule 457(g) under the Securities Act, no separate registration fee is required for the stock options. The registration fee with respect to the stock options has been allocated to the underlying shares of common stock issuable upon exercise of such options.

[3]	Pursuant to Rule 457(g) under the Securities Act, no separate registration fee is required for the stock options. The registration fee with respect to the stock options has been allocated to the underlying shares of common stock issuable upon exercise of such options.

[4]	Pursuant to Rule 457(g) under the Securities Act and the response to Question 240.06 of the Securities Act Rules Compliance and Disclosure Interpretations, no separate registration fee is required for the warrants. The registration fee with respect to the warrants has been allocated to the underlying shares of common stock issuable upon exercise of such warrants.

[5]	Pursuant to Rule 457(g) under the Securities Act and the response to Question 240.06 of the Securities Act Rules Compliance and Disclosure Interpretations, no separate registration fee is required for the warrants. The registration fee with respect to the warrants has been allocated to the underlying shares of common stock issuable upon exercise of such warrants.

Table 2: Fee Offset Claims and Sources	☐Not Applicable
		Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rules 457(b) and 0-11(a)(2)
Fee Offset Claims	1		S-4	333-297229	07/02/2026		$ 393.93
Fee Offset Claims	2		S-4	333-297229	07/02/2026		$ 1,436.56
Fee Offset Sources		NON INVASIVE MONITORING SYSTEMS INC /FL/	S-4	333-297229		07/02/2026						$ 393.93
Fee Offset Sources		NON INVASIVE MONITORING SYSTEMS INC /FL/	S-4	333-297229		08/26/2026						$ 1,506.59
Rule 457(p)
Fee Offset Claims
Fee Offset Sources
Explanation of the basis for claimed offset:
[1]	The registration fee for this Amendment No. 3 to Form S-4 is being recalculated, and an offset is claimed pursuant to Rule 457(b) under the Securities Act of 1933, as amended (the "Securities Act"), in the amount of the filing fee previously paid in connection with the filing of Amendment No. 2 to this Registration Statement on Form S-4 on August 26, 2026 (the "Prior Amendment"), as permitted by Instruction 2.A.iv to the Calculation of Filing Fee Tables of Form S-4. Since the filing of the Prior Amendment, certain holders of stock options to purchase shares of Gravitics, Inc.'s common stock have exercised their options, reducing the number of stock options to purchase shares of the Registrant's common stock to be issued as a portion of the merger consideration from 5,605,759 to 5,544,739, with a corresponding increase in the number of shares of the Registrant's common stock to be issued as a portion of the merger consideration from 30,080,837 to 30,208,613. Because the Registrant did not rely on Rule 457(o) under the Securities Act to calculate the filing fee due for the initial filing of this Registration Statement and because this filing fee table pertains to a pre-effective amendment that is being filed to concurrently increase the amount of securities of one registered class and decrease the amount of securities of another registered class, the Registrant is permitted to recalculate the total filing fee due for the Registration Statement in its entirety and claim an offset pursuant to Rule 457(b) under the Securities Act in the amount of the filing fee previously paid in connection with this Registration Statement. The offset claimed is $1,830.49.

[2]	The registration fee for this Amendment No. 3 to Form S-4 is being recalculated, and an offset is claimed pursuant to Rule 457(b) under the Securities Act of 1933, as amended (the "Securities Act"), in the amount of the filing fee previously paid in connection with the filing of Amendment No. 2 to this Registration Statement on Form S-4 on August 26, 2026 (the "Prior Amendment"), as permitted by Instruction 2.A.iv to the Calculation of Filing Fee Tables of Form S-4. Since the filing of the Prior Amendment, certain holders of stock options to purchase shares of Gravitics, Inc.'s common stock have exercised their options, reducing the number of stock options to purchase shares of the Registrant's common stock to be issued as a portion of the merger consideration from 5,605,759 to 5,544,739, with a corresponding increase in the number of shares of the Registrant's common stock to be issued as a portion of the merger consideration from 30,080,837 to 30,208,613. Because the Registrant did not rely on Rule 457(o) under the Securities Act to calculate the filing fee due for the initial filing of this Registration Statement and because this filing fee table pertains to a pre-effective amendment that is being filed to concurrently increase the amount of securities of one registered class and decrease the amount of securities of another registered class, the Registrant is permitted to recalculate the total filing fee due for the Registration Statement in its entirety and claim an offset pursuant to Rule 457(b) under the Securities Act in the amount of the filing fee previously paid in connection with this Registration Statement. The offset claimed is $1,830.49.

Table 3: Combined Prospectuses	☑Not Applicable
Security Type	Security Class Title	Amount of Securities Previously Registered	Maximum Aggregate Offering Price of Securities Previously Registered	Form Type	File Number	Initial Effective Date